News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OCTOBER 2008
OPERATIONAL PERFORMANCE
HOUSTON, Nov. 3, 2008 – Continental Airlines (NYSE: CAL) today reported an October consolidated (mainline plus regional) load factor of 79.0 percent, 0.5 points below the October 2007 consolidated load factor, and a mainline load factor of 79.5  percent, 0.3 points below the October 2007 mainline load factor.  In addition, the carrier reported a domestic mainline October load factor of 83.0 percent, 0.5 points above the October 2007 domestic mainline load factor, and an international mainline load factor of 75.9 percent, 0.8 points below October 2007.
During the month, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 81.4 percent and a mainline segment completion factor of 99.7 percent.
In October 2008, Continental flew 7.1 billion consolidated revenue passenger miles (RPMs) and 9.0 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic decrease of 7.3 percent and a capacity decrease of 6.7 percent as compared to October 2007. In October 2008, Continental flew 6.4 billion mainline RPMs and 8.0 billion mainline ASMs, resulting in a mainline traffic decrease of 7.6 percent and a mainline capacity decrease of 7.3 percent as compared to October 2007. Domestic mainline traffic was 3.4 billion RPMs in October 2008, down 10.2 percent from October 2007, and domestic mainline capacity was 4.1 billion ASMs, down 10.8 percent from October 2007.
For October 2008, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 9.0 and 10.0 percent compared to October 2007, while mainline passenger RASM is estimated to have increased between 10.0 and 11.0 percent compared to October 2007. Mainline domestic RASM for October 2008 is estimated to have increased between 10.0 and 11.0 percent year over year.

Mainline domestic RASM for November 2008 is expected to be up 4.0 to 6.0 percent year over year, as close in yields are expected to come in lower than earlier anticipated as a result of the weakened economy.
For September 2008, consolidated passenger RASM increased 12.4 percent compared to September 2007, while mainline passenger RASM increased 14.1 percent compared to September 2007.
Continental’s regional operations had an October load factor of 74.9 percent, 2.0 points below the October 2007 regional load factor.  Regional RPMs were 785.2 million and regional ASMs were 1,048.3 million in October 2008, resulting in a traffic decrease of 4.4 percent and a capacity decrease of 1.8 percent versus October 2007.
Continental Airlines is the world's fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,500 daily departures throughout the Americas, Europe and Asia, serving 134 domestic and 131 international destinations. More than 675 additional points are served via alliance partners.  With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year.
Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For the fifth consecutive year, FORTUNE magazine named Continental the No. 1 World’s Most Admired Airline on its 2008 list of World’s Most Admired Companies. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company’s high leverage, the significant volatility in the cost of aircraft fuel, the company’s transition to a new global alliance, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
OCTOBER	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	3,365,484	3,748,932	-10.2	Percent

International	2,984,903	3,124,304	-4.5	Percent
Transatlantic	1,755,376	1,791,893	-2.0	Percent
Latin America	677,785	704,683	-3.8	Percent
Pacific	551,742	627,728	-12.1	Percent

Mainline	6,350,387	6,873,236	-7.6	Percent
Regional	785,161	821,467	-4.4	Percent
Consolidated	7,135,548	7,694,703	-7.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,054,927	4,545,441	-10.8	Percent

International	3,934,229	4,071,163	-3.4	Percent
Transatlantic	2,321,162	2,321,631	0.0	Percent
Latin America	864,651	919,601	-6.0	Percent
Pacific	748,416	829,931	-9.8	Percent

Mainline	7,989,156	8,616,604	-7.3	Percent
Regional	1,048,292	1,067,794	-1.8	Percent
Consolidated	9,037,448	9,684,398	-6.7	Percent
PASSENGER LOAD FACTOR
Domestic	83.0 Percent	82.5 Percent	0.5	Points

International	75.9 Percent	76.7 Percent	-0.8	Points
Transatlantic	75.6 Percent	77.2 Percent	-1.6	Points
Latin America	78.4 Percent	76.6 Percent	1.8	Points
Pacific	73.7 Percent	75.6 Percent	-1.9	Points

Mainline	79.5 Percent	79.8 Percent	-0.3	Points
Regional	74.9 Percent	76.9 Percent	-2.0	Points
Consolidated	79.0 Percent	79.5 Percent	-0.5	Points
ONBOARD PASSENGERS
Mainline	3,693,011	4,115,874	-10.3	Percent
Regional	1,477,464	1,535,726	-3.8	Percent
Consolidated	5,170,475	5,651,600	-8.5	Percent
CARGO REVENUE TON MILES (000)
Total	85,635	94,618	-9.5	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	36,425,162	38,041,502	-4.2	Percent

International	34,183,234	32,870,804	4.0	Percent
Transatlantic	18,348,583	17,074,431	7.5	Percent
Latin America	9,850,926	9,377,360	5.1	Percent
Pacific	5,983,725	6,419,013	-6.8	Percent

Mainline	70,608,396	70,912,306	-0.4	Percent
Regional	8,388,933	8,278,290	1.3	Percent
Consolidated	78,997,329	79,190,596	-0.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	43,627,730	45,192,026	-3.5	Percent

International	43,486,054	41,116,790	5.8	Percent
Transatlantic	23,688,636	21,353,753	10.9	Percent
Latin America	11,974,094	11,574,201	3.5	Percent
Pacific	7,823,324	8,188,836	-4.5	Percent

Mainline	87,113,784	86,308,816	0.9	Percent
Regional	10,985,925	10,563,153	4.0	Percent
Consolidated	98,099,709	96,871,969	1.3	Percent
PASSENGER LOAD FACTOR
Domestic	83.5 Percent	84.2 Percent	-0.7	Points

International	78.6 Percent	79.9 Percent	-1.3	Points
Transatlantic	77.5 Percent	80.0 Percent	-2.5	Points
Latin America	82.3 Percent	81.0 Percent	1.3	Point
Pacific	76.5 Percent	78.4 Percent	-1.9	Points

Mainline	81.1 Percent	82.2 Percent	-1.1	Points
Regional	76.4 Percent	78.4 Percent	-2.0	Points
Consolidated	80.5 Percent	81.7 Percent	-1.2	Points
ONBOARD PASSENGERS
Mainline	41,407,500	42,765,225	-3.2	Percent
Regional	15,272,255	15,085,073	1.2	Percent
Consolidated	56,679,755	57,850,298	-2.0	Percent
CARGO REVENUE TON MILES (000)
Total	855,643	852,305	0.4	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
OCTOBER	2008	2007	Change
On-Time Performance [1]	81.4%	80.4%	1.0	Point
Completion Factor [2]	99.7%	99.6%	0.1	Point
September 2008 year-over-year consolidated RASM change			12.4	Percent
September 2008 year-over-year mainline RASM change			14.1	Percent
October 2008 estimated year-over-year consolidated RASM change			9.0 - 10.0	Percent
October 2008 estimated year-over-year mainline RASM change			10.0 - 11.0	Percent
October 2008 estimated average price per gallon of fuel, including fuel taxes			3.62	Dollars
Fourth Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			3.03	Dollars

[1] Department of Transportation Arrivals within 14 minutes
[2] Mainline Segment Completion Percentage

	###